EXHIBIT 10.4



                                    FORM OF

                             STOCKHOLDERS' AGREEMENT


                                  By and among

                               GGS HOLDINGS, INC.,

                 THE MANAGEMENT INVESTORS LISTED IN SCHEDULE 1,

                         MERRILL LYNCH KECALP L.P. 1994,

                                       And

                 STONINGTON CAPITAL APPRECIATION 1994 FUND, L.P.



                          Dated as of ________ __, 1996

                             STOCKHOLDERS' AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE
                                    ARTICLE I

DEFINITIONS................................................................

                                   ARTICLE II

TRANSFER RESTRICTIONS......................................................

Section 2.1.   General Restrictions on Transfer............................
Section 2.2.   Certain Permitted Transfers.................................
Section 2.3.   Rights of First Refusal.....................................
Section 2.4.   Termination of Rights of First Refusal
                 and Restrictions on Transfer..............................
Section 2.5.   Sale of Shares to a Third Party.............................
Section 2.6.   Legend on Certificates......................................
Section 2.7.   Limitation on Institutional Investor........................

                                   ARTICLE III

PUT AND CALL RIGHTS .......................................................

Section 3.1.   Put Rights..................................................
Section 3.2.   Call Rights.................................................
Section 3.3.   Reallocation Right..........................................
Section 3.4.   Termination of Put and Call Rights..........................

                                   ARTICLE IV

CORPORATE GOVERNANCE ......................................................

Section 4.1.   Directors ..................................................
Section 4.2.   Voting .....................................................

                                    ARTICLE V

REGISTRATION RIGHTS .......................................................

Section 5.1.   Incidental Registration.....................................
Section 5.2.   Registration Procedures.....................................
Section 5.3.   Indemnification.............................................
Section 5.4.   Holdback Agreement..........................................


                                       (i)

                                   ARTICLE VI

MISCELLANEOUS..............................................................

Section 6.1.   Binding Effect..............................................
Section 6.2.   No Right of Employment; Expiration
                 of Consulting Arrangements................................
Section 6.3.   Recapitalizations, Exchanges, Etc.
                 Affecting Shares..........................................
Section 6.4.   Waiver and Amendment........................................
Section 6.5.   Tax Withholding.............................................
Section 6.6.   Notices.....................................................
Section 6.7.   Applicable Law and Time of Essence..........................
Section 6.8.   Integration.................................................
Section 6.9.   Descriptive Headings, Etc...................................
Section 6.10.  Counterparts................................................
Section 6.11.  Successors, Assigns and Transferees.........................
Section 6.12.  Severability................................................
Section 6.13.  Termination.................................................
Section 6.14.  Community Property States...................................

Schedule 1.    List of Management Investors

                                    FORM OF
                             STOCKHOLDERS' AGREEMENT

            THIS STOCKHOLDERS' AGREEMENT (the "Agreement"), dated as of ________ __, 1996, by and among GGS Holdings, Inc., a Delaware corporation ("GGS"), the stockholders and the holders of options or restricted stock under the Management Stock Incentive Plan (the "Management Stock Incentive Plan") listed in Schedule 1 hereto, as such Schedule 1 may be amended from time to time (collectively, the "Management Investors," and each individually, a "Management Investor"), Merrill Lynch KECALP L.P. 1994 (the "Institutional Investor"), and Stonington Capital Appreciation 1994 Fund, L.P., a Delaware limited partnership ("Stonington").

                              W I T N E S S E T H:

            WHEREAS, pursuant to a Stock and Asset Purchase Agreement, dated as of April 26, 1996, as amended (the "Stock and Asset Purchase Agreement"), by and among Rockwell International Corporation, a Delaware corporation ("Rockwell") and Goss Graphic Systems, Inc., a Delaware corporation and a wholly owned subsidiary of GGS (the "Company") the Company has, simultaneously with the execution and delivery of this Agreement, directly or indirectly, acquired the Graphic Systems business unit of Rockwell ("Goss") through the purchase of all of the capital stock of certain subsidiaries of Rockwell that constitute a part of Goss and certain assets and liabilities of certain subsidiaries of Rockwell that constitute the remainder of Goss (the "Acquisition");

            WHEREAS, the Management Investors, the Institutional Investor and Stonington are acquiring Shares or Nonvoting Shares (each as defined below) and certain of the Management Investors will be granted Performance Options and Incentive Options (each as defined below) to purchase additional Shares pursuant to the terms of the Management Stock Incentive Plan; and

            WHEREAS, GGS and the Stockholders (as defined below) wish to enter into this Agreement to provide certain rights and obligations among them.

            NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            As used in this Agreement, the following terms shall have the meanings ascribed to them below:

            "Acquisition" shall have the meaning specified in the first WHEREAS clause hereto.

            "Agreement" shall have the meaning specified in the preamble hereto.

            "Assignment Notice" shall have the meaning specified in Section 3.2(c) hereof.

            "Assignment Request" shall have the meaning specified in Section 3.2(c) hereof.

            "Board of Directors" shall mean the board of directors of GGS.

            "Call Assignment" shall have the meaning specified in Section 3.2(c) hereof.

            "Call Event" shall have the meaning specified in Section 3.2(a) hereof.

            "Call Notice" shall have the meaning specified in Section 3.2(a) hereof.

            "Call Notice Period" shall have the meaning specified in Section 3.2(a) hereof.

            "Call Options" shall have the meaning specified in Section 3.2(a) hereof.

            "Call Right" shall have the meaning specified in Section 3.2(a) hereof.

            "Call Shares" shall have the meaning specified in Section 3.2(a) hereof.

            "Cause" used in connection with a termination of employment (or, in the case of a director or consultant, the termination of such person's retention or appointment as a director or consultant) of a Management Investor by GGS and its subsidiaries shall mean (unless otherwise defined in an employment (or consulting or similar) agreement between such Management Investor and GGS or any of its subsidiaries, in which case the

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term "Cause" as used herein with respect to such Management Investor shall have the meaning ascribed to it therein), (i) the Management Investor's willful failure to perform the duties of his or her employment (or director or consulting relationship, as the case may be) in any material respect, (ii) malfeasance or negligence in the performance of a Management Investor's duties of employment (or director or consulting relationship, as the case may be),
(iii) the Management Investor's commission of a felony under the laws of the United States or any state thereof (whether or not in connection with his or her employment (or director or consulting relationship, as the case may be)), (iv) the Management Investor's disclosure of confidential information respecting GGS's or any of its subsidiaries' business to any individual or entity which is not in the performance of the duties of his or her employment (or director or consulting relationship, as the case may be), (v) the Management Investor's commission of an act or acts of sexual harassment that would normally constitute grounds for termination or (vi) any other act or omission by the Management Investor (other than an act or omission resulting from the exercise by the Management Investor of good faith business judgment) which is materially injurious to the financial condition or the business reputation of the Company or any of its affiliates.

            "Closing" shall have the meaning specified in Section 4(a) of the Stock and Asset Purchase Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company" shall have the meaning specified in the first WHEREAS clause to this Agreement.

            "Compensation Committee" shall have the meaning specified in Section 5 of the Management Stock Incentive Plan.

            "Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, among the Company, the lenders who are parties thereto and Bankers Trust Company, as Agent.

            "Disability" with respect to a Management Investor shall mean (unless otherwise defined in an employment (or consulting or similar) agreement between such Management Investor and GGS or any of its subsidiaries, in which case the term "Disability" as used herein with respect to such Management Investor shall have the meaning ascribed to it therein), the inability of such Management Investor to perform substantially such Management Investor's duties and responsibilities to GGS or any of its subsidiaries as an employee, consultant or director, as the case may be, by reason of a physical or mental disability or infirmity (i) for a continuous period of six months or (ii) at such earlier time as such Management Investor submits medical evidence of such disability satisfactory to the Compensation Committee acting reasonably that such Management Investor has a physical or mental disability or infirmity that will likely prevent such Management Investor from substantially performing such Management Investor's duties and responsibilities for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which the Compensation Committee determines that the Management Investor has a physical or mental disability or infirmity as provided in clause (ii) herein.

            "Drag-Along Right" shall have the meaning specified in Section 2.5(a) hereof.

            "Duly Endorsed" shall mean duly endorsed in blank by the person or persons in whose name a Share or a Nonvoting Share is registered or accompanied by a duly executed stock or security assignment or stock transfer power separate from the Share or Nonvoting Share with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or the National Association of Securities Dealers, Inc. or such other executed stock or security assignment as the Compensation Committee may in its sole discretion deem acceptable.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of such similar federal statute.

            "Fair Value Price" shall mean, with respect to each Share, option to purchase Shares then exercisable in accordance with its terms and Nonvoting Share, as the case may be, as of any date of determination an amount equal to the average of the last reported sale price for the 20 consecutive trading days ended immediately preceding the date of date of determination for a Share or Nonvoting Share, as applicable, on the principal national securities exchange registered under the Exchange Act on which Shares or Nonvoting Shares, as the case may be, are listed or admitted to trading, or, if not listed on any such exchange, the average of the closing sale prices per Share or Nonvoting Share, as applicable, during the 20 consecutive trading days ended immediately preceding the date of determination on NASDAQ or, if not quoted on NASDAQ, the average of the highest reported bid and lowest reported asked quotation on NASDAQ during the 20 consecutive trading days immediately preceding the date of determination; provided that if such sales prices or quotations are not available, the Fair Value Price as of any date of determination shall be an amount equal to the quotient obtained by dividing (1) the difference between (a) the product of (i) GGS's consolidated earnings from continuing operations before interest, taxes and depreciation or amortization, if any, resulting from any write-up in the book value of GGS's assets due to the Acquisition, excluding extraordinary items, for the four full fiscal quarters ending immediately preceding the date of determination and (ii) 7.5, and (b) GGS's average outstanding consolidated indebtedness and preferred stock (valued, with respect to each series thereof, at the greater of its liquidation preference and its call or redemption price then in effect, if any) based upon such amounts outstanding at the end of each of the four fiscal quarters ending immediately preceding the date of determination (net of any cash and cash equivalents in excess of $2.0 million) by (2) the number of Shares and Nonvoting Shares then outstanding determined on a fully diluted basis, except that, if any date of determination occurs during the first full fiscal quarter immediately following the Closing, the Fair Value Price, in lieu of the result of the formula set forth in this proviso, shall be the Original Purchase Price (as defined below), and if any date of determination occurs during the second, third or fourth full fiscal quarters immediately following the Closing, the Fair Value Price shall be calculated in accordance with the formula set forth in this proviso based on actual results of GGS during the period since the Closing extrapolated on an annualized basis; provided, further, that if there has been a disposition of assets, an acquisition, recapitalization or reclassification of securities or any other extraordinary transaction in the preceding four quarters, then the Fair Value Price as determined by the formula set forth in the immediately preceding proviso may (but shall not be required to) be adjusted as determined by the Board of Directors acting reasonably.

            "GGS" shall have the meaning specified in the preamble hereto.

            "GGS Note" shall have the meaning specified in Section 3.1(b)

            "Goss" shall have the meaning specified in the first WHEREAS clause to this Agreement.

            "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Incentive Option Agreements" shall mean each Incentive Option Agreement dated as of the date hereof between GGS and the employee, director or consultant named therein.

            "Incentive Options" shall mean Incentive Options granted pursuant to the Management Stock Incentive Plan.

            "Initial Public Offering" shall have the meaning specified in
Section 2.1 hereof.

            "Institutional Investor" shall have the meaning specified in the preamble hereto.

            "Institutional Shares" shall mean the Shares and Nonvoting Shares (from time to time) beneficially owned by the Institutional-Investor.

            "Institutional Stock Subscription Agreement" shall mean the Stock Subscription Agreement, dated as of the date hereof, by and between GGS and the Institutional Investor.

            "Involuntary Termination" shall mean, with respect to a Management Investor, (a) the termination of his or her employment (or director or consulting relationship, as the case may be) with GGS or its subsidiaries by GGS or its subsidiaries, or successors or assigns which termination is not for Cause or the result of the Management Investor's Retirement, death or Disability, or
(b) the sale or transfer (other than to GGS or another of its subsidiaries) by GGS or any of its subsidiaries of substantially all of the capital stock of GGS or of the subsidiary of GGS which employs such Management Investor or a sale (other than to GGS or another of its subsidiaries) of all or substantially all of the assets of the business unit of GGS which employs such Management Investor, provided that as a result thereof the Management Investor is no longer an employee (or director or consultant, as the case may be) of GGS or one of its subsidiaries (including the subsidiary or business unit which has been sold or transferred) and further provided that, in the case of a Management Investor employed by a subsidiary or business unit which has been sold or transferred, proper provision shall not have been made for the conversion of such Management Investor's Shares and/or Options into shares and/or options of the acquiring company on terms intended to preserve substantially the economic value thereof as of the date of such transaction.

            "Management Default Offerees" shall have the meaning specified in
Section 2.3(e) hereof.

            "Management Investors" shall have the meaning specified in the preamble hereto. Unless the context otherwise requires, when used in this Agreement the term "Management Investors" shall include any employee, director or consultant of GGS or any of its subsidiaries who has been granted an option or Restricted Stock pursuant to the Management Stock Incentive Plan.

            "Management Investor's Estate" shall have the meaning specified in
Section 2.2(c) hereof.

            "Management Note" shall have the meaning specified in Section 2.2 of the Management Stock Subscription Agreement.

            "Management Offerees" shall have the meaning specified in Section 2.3(b) hereof.

            "Management Proposal" shall have the meaning specified in Section 2.3(a) hereof.

            "Management Purchaser" shall have the meaning specified in Section 2.3(a) hereof.

            "Management Shares" shall mean the Shares and Nonvoting Shares (from time to time) beneficially owned by the Management Investors or their Permitted Transferees, including Shares issued upon the exercise of an option granted under the Management Stock Incentive Plan or any other benefit plan and including Nonvoting Shares issued pursuant to a grant of Restricted Stock under the Management Stock Incentive Plan or any other benefit plan.

            "Management Stock Incentive Plan" shall mean the Management Stock Incentive Plan adopted by the Board of Directors as of the Closing.

            "Management Stock Subscription Agreement" shall mean the Management Stock Subscription Agreement, dated as of the date hereof, by and among GGS and the Management Investors (other than any other Management Investors who become such after the date hereof).

            "Management Transfer Default Shares" shall have the meaning specified in Section 2.3(e) hereof.

            "Management Transfer Notice" shall have the meaning specified in
Section 2.3(a) hereof.

            "Management Transfer Offerees" shall have the meaning specified in
Section 2.3(b) hereof.

            "Management Transfer Shares" shall have the meaning specified in
Section 2.3(a) hereof.

            "New Management" shall have the meaning specified in Section 3.3 hereof.

            "Nonvoting Shares" shall mean the shares of nonvoting common stock, par value $.01 per share, of GGS.

            "Option Call Price" shall have the meaning specified in Section 3.2(a) hereof.

            "Option Put Price" shall have the meaning specified in Section 3.1(a) hereof.

            "Original Purchase Price" shall mean, with respect to Shares, the actual purchase price per Share (including the exercise price for Shares purchased pursuant to options or similar securities), and, with respect to Nonvoting Shares, shall mean the amount set forth in the election permitted by
Section 83(b) of the Code with respect to such Nonvoting Shares, made in accordance with the Restricted Stock Agreement covering such Nonvoting Shares.

            "Performance Option Agreements" shall mean each Performance Option Agreement, dated as of the date hereof, between GGS and the employee, director or consultant named therein.

            "Performance Options" shall mean Performance Options granted pursuant to the Management Stock Incentive Plan.

            "Permitted Transferee" shall have the meaning specified in Section 2.2(d) hereof.

            "Permitted Transfers" shall have the meaning specified in Section
2.2 hereof.

            "Person" shall mean an individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

            "Protected Shares" shall have the meaning specified in Section 3.2(a) hereof.

            "Purchasing Management Investors" shall have the meaning specified in Section 3.2(c).

            "Put Notice" shall have the meaning specified in Section 3.1(a) hereof.

            "Put Notice Period" shall have the meaning specified in Section 3.1(a) hereof.

            "Put Options" shall have the meaning specified in Section 3.1(a) hereof.

            "Put Right" shall have the meaning specified in Section 3.1(a) hereof.

            "Put Shares" shall have the meaning specified in Section 3.1(a) hereof.

            "Registrable Securities" shall mean the Management Shares (excluding any Nonvoting Shares represented by Restricted Stock which has not vested), the Institutional Shares and the Stonington Shares, collectively; provided, however, as to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act,
(iii) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by GGS, (iv) such securities shall have ceased to be outstanding (in the case of Shares underlying options granted under the Management Stock Incentive Plan, such Shares cease to be outstanding after such options have been exercised), or (v) in the case of Shares or Nonvoting Shares held by a Management Investor, such securities shall have been transferred to any Person other than a Management Investor or a Permitted Transferee.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Article V of this Agreement, including without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for GGS and of GGS's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel retained by each of Stonington and the Management Investors as a group in connection with each such registration, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the National Association of Securities Dealers, Inc., but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) internal expenses of GGS or any of its subsidiaries (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and (viii) securities acts liability insurance (if GGS elects to obtain such insurance).

            "Remaining Management Transfer Shares" shall have the meaning specified in Section 2.3(b) hereof.

            "Repurchase Period" shall have the meaning specified in Section 3.3 hereof.

            "Repurchased Equity" shall have the meaning specified in Section 3.3 hereof.

            "Resale Notice" shall have the meaning specified in Section 3.3.

            "Restricted Stock" shall mean Restricted Stock granted pursuant to the Management Stock Incentive Plan.

            "Restricted Stock Agreements" shall mean each Restricted Stock Agreement dated as of the date hereof between GGS and the employee, director or consultant named therein.

            "Retirement" shall mean with respect to any Management Investor his termination of employment after attainment of age 65 or such other retirement policy as may be in force from time to time or as may otherwise be approved by the Compensation Committee upon a recommendation of the Chief Executive Officer of GGS or any of its subsidiaries.

            "Retirement Put Event" shall have the meaning specified in Section 3.1(a) hereof.

            "Rockwell" shall have the meaning specified in the first WHEREAS clause to this Agreement.

            "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.


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

            "Section 5.1 Notice" shall have the meaning specified in Subsection 5.1(a) hereof.

            "Section 5.1 Sale Number" shall have the meaning specified in Subsection 5.1(c) hereof.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

            "Share Call Price" shall have the meaning specified in Section 3.2(a) hereof.

            "Share Put Price" shall have the meaning specified in Section 3.1(a) hereof.

            "Shares" shall mean the shares of common stock, par value $.01 per share, of GGS.

            "Stock and Asset Purchase Agreement" shall have the meaning specified in the first WHEREAS clause hereto.

            "Stockholders" shall mean the beneficial owners of the Management Shares (including holders of options or Restricted Stock granted to employees, directors and consultants of GGS or any of its subsidiaries under the Management Stock Incentive Plan), the Institutional Shares and the Stonington Shares collectively, and each such individual holder shall be referred to as a "Stockholder."

            "Stock Pledge Agreements" shall mean each Stock Pledge Agreement, dated as of the date hereof, between GGS and the individual pledgor named therein.

            "Stonington" shall have the meaning specified in the preamble hereto.

            "Stonington Shares" shall mean the Shares from time to time beneficially owned by Stonington.

            "Stonington Stock Subscription Agreement" shall mean the Stonington Stock Subscription Agreement, dated as of the date hereof, by and between GGS and Stonington.

            "Tag-Along Right" shall have the meaning specified in Section 2.5 hereof.


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

            "Termination Put Event" shall have the meaning specified in Section 3.1(a) hereof.

            "Third Party" shall have the meaning specified in Section 2.5 hereof.

            "Transferring Management Investor" shall have the meaning specified in Section 2.3(a) hereof.

            "Voluntary Resignation" shall mean (unless otherwise defined in an employment (or consulting or similar) agreement between a Management Investor and GGS or any of its subsidiaries, in which case the term "Voluntary Resignation" as used herein with respect to such Management Investor shall have the meaning ascribed to it therein) the termination of a Management Investor's employment (or director or consultant relationship) with GGS or any of its subsidiaries by such Management Investor, other than for Retirement, death or Disability.

            "Withdrawal Election" shall have the meaning specified in Subsection 5.1(c) hereof.

                                   ARTICLE II

                           TRANSFER RESTRICTIONS

            Section 2.1 General Restrictions on Transfer. Prior to the earlier of (a) the fifth anniversary of the Closing and (b) the completion of a sale of Shares pursuant to an effective registration statement under the Securities Act (other than a registration statement relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit plan of GGS or any of its subsidiaries and other than a registration statement relating to the public offering of Shares representing (when taken together with all Shares sold under previous registration statements which were not in connection with employee stock options or employee benefit plans) less than 15% of the then outstanding Shares) (an "Initial Public Offering"), the Management Investors shall not, without the prior written consent of GGS, directly or indirectly sell, offer, transfer, assign, pledge, hypothecate or otherwise dispose of any Management Shares, except for transfers made in accordance with the provisions of Sections 2.2 and 2.5 and Articles III and V hereof and which are made in compliance with the federal securities laws and all applicable state securities, or "blue sky," laws. No transfer of Management Shares in violation of this Agreement or any Management Investor's Stock Pledge Agreement shall be made or recorded on the books of GGS and any such transfer shall be void and of no effect.

            Section 2.2 Certain Permitted Transfers. Each of the Stockholders and GGS acknowledges and agrees that any of the following transfers of Shares or Nonvoting Shares (collectively, the "Permitted Transfers") are deemed to be permitted transfers of such securities:

            (a) a transfer made to GGS pursuant to the provisions of Sections 2.3, 2.5, and Article III hereof and a pledge of Management Shares to GGS pursuant to the terms of a Management Investor's Stock Pledge Agreement;

            (b) a transfer made with the prior written consent of GGS;

            (c) a transfer of Management Shares upon the death of a Management Investor to his executors, administrators and testamentary trustees (the "Management Investor's Estate"); and

            (d) a transfer of Management Shares made in compliance with the federal and all applicable state securities laws to the Management Investor's spouse, parents, children or grandchildren or to a trust or similar entity, the beneficiaries of which, or to a corporation or partnership, the stockholders or limited and general partners of which, include only the Management Investor and such Management Investor's spouse, parents, children or grandchildren;

provided that no transfers pursuant to Section 2.2(c) or (d) shall be permitted (and any such transfer shall be void and of no effect) unless and until the applicable transferee shall agree in writing, in form and substance reasonably satisfactory to GGS, to become bound, and becomes bound, by all the terms of this Agreement and the Management Investor's Stock Pledge Agreement, if any, to the same extent as a Management Investor is so bound. Each Person to whom Management Shares may be transferred or pledged pursuant to Sections 2.2(c) and
(d) is hereinafter sometimes referred to as a "Permitted Transferee." Any Permitted Transferee may further transfer any Management Shares hereafter acquired by such Permitted Transferee to any other Permitted Transferee of the Management Investor (including the Management Investor); provided that no such transfer shall be made to a Permitted Transferee (or the Management Investor) hereunder (whether by a Management Investor or another Permitted Transferee) unless and until such Permitted Transferee (or, in the event of transfers to the Management Investor, the Management Investor) shall agree in writing, in form and substance reasonably satisfactory to GGS, to become bound,


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

and becomes bound, by all the terms of this Agreement and the Management Investor's Stock Pledge Agreement, if any, to the same extent as a Management Investor is so bound. No transfer pursuant to this Agreement shall release any Management Investor from liability with respect to the payment and performance of the obligations contained in such Management Investor's Management Note. Notwithstanding anything to the contrary contained herein, no transfer to or from the Management Investor or any Permitted Transferee shall be made if, as a result thereof, GGS would be required to register any Shares or Nonvoting Shares under the Securities Act, the Exchange Act and any applicable state securities, or "blue sky," laws; and

            (e) transfers made in connection with an Initial Public Offering or pursuant to Article V hereof.

            Section 2.3 Rights of First Refusal. (a) On or after the fifth anniversary of the Closing and prior to the tenth anniversary of the Closing, provided that an Initial Public Offering has not occurred, the Management Investors and their Permitted Transferees may not, directly or indirectly sell, offer, transfer, assign, pledge, hypothecate or otherwise dispose of (except for transfers made in accordance with the provisions of Sections 2.2 and 2.5 and Articles III and V hereof and which are made in compliance with the federal securities laws and all applicable state securities, or "blue sky," laws) any or all of the Management Shares then owned by such Management Investor or such Management Investor's Permitted Transferees unless (i) such Management Investor or his or her Permitted Transferee (either of the foregoing a "Transferring Management Investor") shall have received a written offer (the "Management Proposal") from a bona fide proposed purchaser of the Management Shares (the "Management Purchaser"), which Management Proposal shall remain open and available for acceptance for a period of at least 60 calendar days and provide for the sale of a designated number of Management Shares (the "Management Transfer Shares") to the Management Purchaser (subject only to the rights of GGS and the other Management Investors under this Section 2.3) at a sales price consisting solely of cash in United States currency at closing and containing the written agreement of the Management Purchaser to be bound by the terms and conditions of this Agreement and the Transferring Management Investor's Stock Pledge Agreement, if any, each as amended from time to time, and (ii) such Transferring Management Investor shall have first given a written notice (the "Management Transfer Notice") to GGS containing an irrevocable offer (open to acceptance for a period of 30 calendar days after the date such Management Transfer Notice is given) to sell such Management Transfer Shares to the Management Transfer Offerees (as defined below) at the price and on terms no less favorable than those specified in the Management Proposal. The provisions of this Section 2.3 shall in no event apply to any Management Shares which consist of Nonvoting Shares that have not vested pursuant to the Restricted Stock Agreement under which such Nonvoting Shares were issued.

            (b) The Management Transfer Notice shall give GGS the right to purchase all the Management Transfer Shares. If GGS elects to purchase less than all of the Management Transfer Shares, GGS shall communicate, at least 10 calendar days prior to expiration of the 30-day period under the Management Transfer Notice, to all the Management Investors (other than the selling Management Investor) listed in Schedule 1 hereto who then hold of record any Shares or Nonvoting Shares ("Management Offerees" and, together with GGS, the "Management Transfer Offerees") the Management Transfer Notice and the number of Management Transfer Shares GGS intends to elect not to purchase ("Remaining Management Transfer Shares"). A Management Offeree who wishes to purchase Remaining Management Transfer Shares shall provide GGS with written notice specifying the number of Remaining Management Transfer Shares as to which such Management Offeree desires to accept the offer within 7 calendar days of the giving of such notice by GGS. If the aggregate number of Remaining Management Transfer Shares as to which notice of acceptance is provided by all Management Offerees exceeds the number of Remaining Management Transfer Shares, then the right to purchase Remaining Management Transfer Shares shall be allocated among the Management Offerees on a pro rata basis (with rounding to avoid fractional Shares or Nonvoting Shares) based on the percentage of Remaining Management Transfer Shares corresponding to the relationship of the aggregate number of Remaining Management Transfer Shares sought by each accepting Management Offeree to the aggregate number of Remaining Management Transfer Shares sought by all accepting Management Offerees. If the aggregate number of Remaining Management Transfer Shares as to which notice of acceptance is provided by all Management Offerees is less than the number of Remaining Management Transfer Shares, GGS shall have the right, but not the obligation, to purchase the remainder of such Remaining Management Transfer Shares.

            (c) GGS, on behalf of itself, if it elects to purchase Management Transfer Shares, or its designee, and/or on behalf of all purchasing Management Offerees, if any, may accept such offer as to all, but not less than all, of the Management Transfer Shares by providing the Transferring Management Investor with written notice (specifying the number of Management Transfer Shares as to which each Management Transfer

Offeree is accepting the offer) within 30 calendar days after the date the Management Transfer Notice is given to GGS.

            (d) The closing of the purchase by the Management Transfer Offerees of the Management Transfer Shares shall take place at the principal office of GGS on the later of (x) the 10th business day after the expiration of the 30-day period after the giving of the Management Transfer Notice and (y) the second business day after the receipt of any required governmental approval or the expiration or termination of any waiting period, including any waiting period pursuant to the Hart-Scott Act. At such closing, such Management Transfer Offerees shall deliver a certified check or checks in the appropriate amount to the Transferring Management Investor against delivery of Duly Endorsed certificates representing the Management Transfer Shares so purchased; provided that GGS may pay all or any part of the purchase price for the Management Transfer Shares it purchases from the Transferring Management Investor by the cancellation of such portion of the indebtedness outstanding under the Management Note as would be required to be paid to GGS in accordance with the terms of the Management Note if the Transferring Management Investor had received cash proceeds from GGS for the Management Transfer Shares so sold; and provided further that GGS may direct any Management Offeree purchasing Management Transfer Shares from the Transferring Management Investor to pay, and such Management Offeree shall pay, to GGS in lieu of to the Transferring Management Investor, all or any part of the purchase price for the Management Transfer Shares purchased by such Management Offeree from the Transferring Management Investor that would be required to be paid to GGS under the terms of the Management Note of the Transferring Management Investor if such amount had been paid directly to the Transferring Management Investor and, in such event, GGS will cancel an equivalent portion of the indebtedness then outstanding under the Transferring Management Investor's Management Note.

            (e) If any Management Transfer Shares allocated to a Management Offeree are not purchased by such Management Offeree (the "Management Transfer Default Shares"), such Management Transfer Default Shares may be purchased by the other Management Offerees purchasing Management Transfer Shares (the "Management Default Offerees"), allocated among such Management Default Offerees (with rounding to avoid fractional Shares or Nonvoting Shares) in proportion to the number of Management Transfer Shares otherwise being purchased by those of such Management Default Offerees who agree to purchase Management Transfer Default Shares, allocated among those electing to purchase in a manner consistent with the allocation provisions of Section 2.3(b). If the Management Default Offerees do not purchase all of the Management Transfer Default Shares, GGS may purchase the remaining Management Transfer Default Shares. Nothing contained herein shall prejudice GGS's right to maintain any cause of action or pursue any other remedies available to it as a result of such default.

            (f) If at the end of the 30-day period after the giving of the Management Transfer Notice, GGS has not accepted, on behalf of itself (if it elects to purchase Management Transfer Shares) or its designee and/or any purchasing Management Offerees, the offer contained in such Management Transfer Notice as to all of the Management Transfer Shares covered thereby, then the Transferring Management Investor shall have 30 calendar days in which to complete the sale of the Management Transfer Shares to the Management Purchaser in accordance with the Management Proposal, except where failure to consummate such sale is not caused, in whole or in part, by the Transferring Management Investor (provided that any extension beyond such 30-calendar day period may not extend beyond the period referred to in the last sentence of this Subsection 2(f)). GGS may direct any Management Purchaser to which any Management Transfer Shares are sold by the Transferring Management Investor pursuant to this Section
2.3 to pay, and the Transferring Management Investor shall cause such Management Purchaser to pay (and, if such Transferring Management Investor shall receive any of such purchase price directly, such Transferring Management Investor shall pay), to GGS in lieu of such Transferring Management Investor, all or any part of the purchase price for the Management Transfer Shares purchased by such Management Purchaser from the Transferring Management Investor that would be required to be paid to GGS under the terms of the Management Note of the Transferring Management Investor if such amount had been paid directly to the Transferring Management Investor and, in such event, GGS will cancel an equivalent portion of the indebtedness then outstanding under the Transferring Management Investor's Management Note. Promptly after any sale to a Management Purchaser pursuant to this Section 2.3, the Transferring Management Investor shall notify GGS of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as GGS may request. If the sale of the Management Transfer Shares to a Management Purchaser is not completed within 60 calendar days after the first to occur of
(i) the expiration of the 30-day period referred to in Subsection 2.3(d) above or (ii) receipt from the Management Transfer Offerees of written notice declining the offer contained in the Management Transfer Notice, the Transferring Management Investor shall no longer be permitted to sell such Management Transfer Shares pursuant to this Section 2.3 without again complying with this Section 2.3 and all of the transfer restrictions contained in this Agreement shall again be in effect with respect to all of such Transferring Management Investor's Management Shares, including the Management Transfer Shares.

            (g) Notwithstanding anything to the contrary in this Agreement, any transfer or disposition of Management Shares by any person (other than GGS) who or which has acquired Management Shares, directly or indirectly, from any Management Investor (whether pursuant to Article II or Article III hereof) shall be void and of no effect unless and until the persons acquiring such Management Shares shall have executed and delivered to GGS a pledge in writing, in form and substance satisfactory to GGS, pledging, as collateral security for the payment of the outstanding indebtedness of the Management Investor from whom such person directly or indirectly acquired such Management Shares, under such Management Investor's Management Note, that portion, if any, of such Management Shares required to be so pledged under such Management Investor's Stock Pledge Agreement. GGS may, in its sole discretion, waive the requirements of this
Section 2.3(g).

            Section 2.4 Termination of Rights of First Refusal and Restrictions on Transfer. Upon the termination of the restrictions on transfer set forth in Sections 2.1 and 2.3, transfers of the Management Shares beneficially owned by the Management Investors or their Permitted Transferees shall be permitted subject to all applicable federal and state securities, or "blue sky," laws.

            Section 2.5 Sale of Shares to a Third Party. (a) If at any time prior to an Initial Public Offering Stonington proposes to sell, for their own account, in one or more transactions, shares which, in the aggregate, represent 50% or more of the capital stock of GGS on a fully diluted basis to a third party in one or more private transactions which is not, and following such sale will not be, affiliated with Stonington (a "Third Party"), the Management Investors who are at such time employees, directors or consultants of GGS or any of its subsidiaries, the Management Investors who were but are no longer employees, directors or consultants as a result of death (in which case the estate of such Management Investors), Disability or Retirement and/or each of their Permitted Transferees, shall have the right to participate (a "Tag-Along Right") in such sale with respect to any Shares (including Shares obtainable upon exercise of options granted pursuant to the Management Stock Incentive
Plan) or Nonvoting Shares (including Nonvoting Shares represented by Restricted Stock granted pursuant to the Management Stock Incentive Plan, but only to the extent that such Restricted Stock has vested) held by them on a pro rata basis (based on the percentage of Management Shares corresponding to the relationship of the aggregate number of Shares to be sold by Stonington to the aggregate number of Stonington Shares) for the same consideration per Share and otherwise on the same terms as Stonington sells its Shares. If circumstances occur which give rise to the Tag-Along Right, then Stonington shall give written notice to the Management Investors providing a summary of the terms of the proposed sale to the Third Party and advising such Management Investors of their Tag-Along Rights. Each Management Investor may exercise his or her Tag-Along Right by written notice to GGS stating the number of Shares or Nonvoting Shares that he or she wishes to sell, up to the maximum number permitted (being his or her pro rata amount referred to above and as disclosed in the notice to be given to him or her). If a Management Investor gives written notice indicating that he or she wishes to sell, he or she shall be obligated to sell that number of Shares or Nonvoting Shares specified in his or her written acceptance notice upon the same terms and conditions as Stonington is selling to the Third Party conditional upon and contemporaneous with completion of the transaction of purchase and sale with the Third Party. If at any time prior to an Initial Public Offering Stonington proposes to sell for their own account, in one or more transactions, Shares which, in the aggregate, represent more than 40% of the capital stock of GGS on a fully diluted basis to a Third Party in one or more private transactions, Stonington shall, upon written request, have the right to require the Management Investors (regardless of whether such Management Investor is then an employee, director or consultant of GGS or any of its subsidiaries and regardless of any termination of employment, consultancy or directorship) and/or each of their Permitted Transferees, to participate (a "Drag-Along Right") in such sale with respect to any Shares (including Shares obtainable upon exercise of options granted pursuant to the Management Stock Incentive Plan) or Nonvoting Shares (including Nonvoting Shares represented by Restricted Stock granted pursuant to the Management Stock Incentive Plan, but only to the extent that such Restricted Stock has vested) held by them on a pro rata basis (based on the percentage of Management Shares corresponding to the relationship of the aggregate number of Shares to be sold by Stonington to the aggregate number of Stonington Shares) for the same consideration per Share and otherwise on the same terms as Stonington sells its Shares. For purposes of this Section 2.5(a), to the extent that Shares issuable upon exercise of an option granted under the Management Stock Incentive Plan are to be sold pursuant to the exercise of a Tag-Along Right or Drag-Along Right, the holders of such options shall not be required to exercise their options until all conditions to the commitment by the Third Party to purchase the Shares into which such options are exercisable pursuant to the exercise of a Tag-Along Right or Drag-Along Right have been satisfied or waived. Notwithstanding anything to the contrary contained in this Section 2.5(a), a Management Investor shall not be entitled to exercise its Tag-Along Rights on and after the date of such Management Investor's termination of employment (or director or consulting relationship) for Cause or Voluntary Resignation with GGS or any of its subsidiaries.

            (b) Tag-Along Rights and Drag-Along Rights pursuant to this Section
2.5 shall be exercisable upon 15 calendar days' prior written notice.

            Section 2.6 Legend on Certificates. Without limiting the provisions of Section 2.1 or 2.2 hereof, no Stockholder shall make any transfer of any shares of capital stock of GGS (or interest therein) if such action would constitute a violation of any federal or state securities or blue sky laws, or if (other than in the case of a transfer by Stonington) such transfer would subject GGS to any reporting obligations under the Exchange Act. No transfer of any shares of capital stock of GGS shall be effective (other than in connection with transfers pursuant to Article V hereof) unless GGS, upon its request, has been furnished with an opinion of counsel for the Stockholder, which opinion and counsel shall be reasonably satisfactory to GGS, to the effect that such transfer is exempt from the registration provisions of Section 5 of the Securities Act and the rules and regulations in effect thereunder and such transfer can be effected without similar registration under applicable state securities or "blue sky" laws. Any such opinion may be delivered by counsel to GGS, and, in the case of any transfer pursuant to a Drag-Along Right, shall be delivered by counsel to GGS. Any attempt to transfer any Shares or Nonvoting Shares (or interest therein) not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall transfer upon the books of GGS any shares of capital stock of GGS to any Person unless such transfer or attempted transfer is permitted by this Agreement. Each certificate representing Shares or Nonvoting Shares shall bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF ________ __, 1996 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF GGS HOLDINGS, INC. AND WILL BE MAILED TO A STOCKHOLDER WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT BY GGS HOLDINGS, INC. OF A WRITTEN

            REQUEST THEREFOR FROM SUCH STOCKHOLDER). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT AS OTHERWISE PROVIDED IN SUCH STOCKHOLDERS' AGREEMENT AND (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ANY APPLICABLE STATE SECURITIES, OR "BLUE SKY," LAWS, OR (B) IF GGS HOLDINGS, INC. HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO GGS HOLDINGS, INC., TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND SUCH STATE SECURITIES, OR "BLUE SKY," LAWS.

In addition, each such certificate shall bear such other legends as GGS may deem necessary or appropriate.

            Section 2.7 Limitation on Institutional Investor. Notwithstanding anything contained herein to the contrary, the Institutional Investor may not, without the prior written consent of Stonington, sell or otherwise dispose of its Institutional Shares prior to the sale or other disposition by Stonington of a like proportion of its Stonington Shares and then only on the same terms and conditions as Stonington's sale or other disposition.

                                   ARTICLE III

                               PUT AND CALL RIGHTS

            Section 3.1 Put Rights. (a) Upon termination of a Management Investor's employment, consultancy or directorship with GGS or any of its subsidiaries due to death, Disability, Retirement or Involuntary Termination of the Management Investor (any of the foregoing, a "Put Event") in each case prior to the earlier of an Initial Public Offering and the tenth anniversary of the Closing, such Management Investor and his Permitted Transferees shall have the right (the "Put Right"), exercisable by delivery of a written notice (the "Put Notice") to GGS within a period of 180 calendar days after the date of occurrence of the Put Event (subject to extension for up to three months in the event that GGS is legally prohibited or contractually prohibited, by virtue of its, or any of its subsidiaries', debt or other contractual obligations, from honoring a

Put Right) (the "Put Notice Period"), to require GGS to purchase all, but not less than all, of the Management Shares (excluding any Nonvoting Shares represented by Restricted Stock which has not vested) owned by such Management Investor or his or her Permitted Transferees (the "Put Shares") and all vested options to purchase Shares held by such Management Investor or Management Investor's Permitted Transferees (the "Put Options") on the date of the occurrence of the Put Event at a price per Put Share or Put Option equal to the Share Put Price (as defined below) or Option Put Price (as defined below), respectively, and upon receipt of such notice GGS shall purchase such Put Shares and Put Options, subject to the terms hereof. For purposes of this Section 3.1, the term "Share Put Price" shall mean the Fair Value Price of the Put Shares on the date of occurrence of such Put Event, all calculations described in this sentence to be made on a per Share basis or on a per Nonvoting Share basis, as applicable. For purposes of this Section 3.1, the term "Option Put Price" of any Put Options sold pursuant to the exercise of the Put Right shall mean the product of the number of Shares issuable upon exercise of a Management Investor's then-vested Put Options times the difference, if positive (if negative such price shall be equal to zero), between (i) the Share Put Price and
(ii) the exercise price of each Put Option.

            (b) The Put Notice shall specify the number of Put Shares and/or Put Options to be sold and shall contain an irrevocable offer to sell such Put Shares and/or Put Options to GGS in the manner set forth below at the applicable Share Put Price or Option Put Price, respectively. The closing of the purchase by GGS of Put Shares and/or Put Options shall take place at the principal office of GGS on the tenth business day after the date of the Put Notice. At such closing, GGS shall deliver to the Management Investor or his or her Permitted Transferees against delivery of Duly Endorsed certificates representing such Put Shares or Put Options, a certified check or checks in the amount of the applicable Share Put Price and/or Option Put Price; provided that GGS may pay all or any part of the applicable Share Put Price and/or Option Put Price payable in the event of the exercise of a Put Right by the cancellation of such portion of the indebtedness then outstanding under any Management Note as would be required to be paid to GGS in accordance with the terms of such Management
Note if such Management Investor had received cash proceeds from GGS for the whole amount due. Notwithstanding anything to the contrary contained in this
Section 3.1(b), to the extent that the payment for Put Shares and/or Put Options with cash would, at the time of payment or issuance thereof, constitute or cause a breach or default (immediately or with notice or the lapse of time or both) under any agreement or instrument to which GGS, or any of its subsidiaries, is a party or by which GGS, or any of its subsidiaries, or any of their assets are bound or violate any law, statute, order, writ, injunction, decree, judgment, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority applicable to GGS or any of its subsidiaries, GGS shall be permitted to pay for the Put Shares and/or Put Options with a subordinated note of GGS payable in three equal annual installments commencing on the first anniversary of the issuance thereof, bearing interest payable annually at 8 1/4% and containing subordination terms which are reasonably satisfactory to the relevant senior lenders to GGS, or any of its subsidiaries, (a "GGS Note") with an original principal amount equal to the balance of the applicable Share Put Price and/or Option Put Price (provided, that such notes may have maturities of longer than three years and may provide for interest to accrue or be payable in kind rather than cash if necessary to avoid a potential breach or default of any such agreement or instrument, provided that such maturities and interest shall be adjusted only to the minimum extent reasonably necessary to avoid such potential breach or default) and as would not cause such a breach or default or violate any law, statute, order, writ, injunction, decree, judgment, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority applicable to GGS or any of its subsidiaries.

            (c) Notwithstanding anything to the contrary contained in this
Section 3.1, GGS shall not be obligated to acquire any Put Shares or Put Options pursuant to Section 3.1(a) hereof to the extent that the acquisition thereof would (i) violate any law, statute, order, writ, injunction, decree, judgment, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority applicable to GGS or any of its subsidiaries, or (ii) constitute or cause a breach or default (immediately or with notice or lapse of time or both) of any agreement or instrument to which GGS, or any of its subsidiaries, is a party or by which GGS, or any of its subsidiaries, or any of their assets are bound.

            (d) To the extent that the provisions of Section 3.1(c) limit but do not preclude GGS from acquiring any Put Shares or Put Options, GGS shall acquire such Put Shares and/or Put Options on the date specified in Section 3.1(b) to the extent permitted pro rata from each Management Investor or Permitted Transferee who or which has exercised such Management Investor's or Management Investor's Estate's right pursuant to Section 3.1(a) in accordance with the number of such Put Shares and/or Put Options GGS is required to purchase from each such Management Investor or Permitted Transferee.

            (e) To the extent that Put Shares and/or Put Options as to which Put Rights have been exercised are not purchased by GGS in accordance with Sections 3.1(c) and (d) hereof, GGS shall acquire such Put Shares and/or Put Options on the tenth business day after such date as GGS learns that it is no longer restricted under Section 3.1(c) hereof from acquiring all such Put Shares and/or Put Options. The price to be paid to acquire such Put Shares and/or Put Options shall be the amount that would have been paid pursuant to Section 3.1(a) hereof if such acquisition had not been delayed plus interest calculated from such date at 8 1/4%.

            (f) Notwithstanding anything to the contrary contained in this
Section 3.1 but subject to the terms of this Agreement, GGS may, at any time prior to the consummation of the purchase of the Put Shares and/or Put Options pursuant to this Section 3.1, cause its designee or designees (which may include Stonington or any of its affiliates) to consummate such purchase pursuant to the terms and conditions of this Section 3.1.

            Section 3.2 Call Rights. (a) Upon termination of a Management Investor's employment, consultancy or directorship with GGS or any of its subsidiaries for any reason (a "Call Event") in each case prior to the earlier of an Initial Public Offering and the tenth anniversary of the Closing, GGS shall have the right (the "Call Right"), exercisable by delivery of a written notice (the "Call Notice") to such Management Investor or Permitted Transferee within a period of one year after the date of occurrence of a Call Event arising other than as a result of the death of the Management Investor and within a period of 190 days after the death of the Management Investor in the event of a Call Event arising as a result of the death of the Management Investor (subject in either case to extension for up to three months in the event GGS is legally prohibited or contractually prohibited, by virtue of its or any of its subsidiary's debt or other obligations, from exercising its Call Rights) (the "Call Notice Period"), to require such Management Investor or such Management Investor's Permitted Transferees to sell all, or any portion, of the Management Shares owned by such Management Investor or his or her Permitted Transferees (the "Call Shares") and any then vested options to purchase Shares held by such Management Investor or such Management Investor's Permitted Transferee (the "Call Options") on the date of occurrence of the Call Event at a price per Call Share or Call Option equal to the Share Call Price (as defined below) or Option Call Price (as defined below), respectively, and upon receipt of such notice the Management Investor who receives such notice shall sell such Call Shares and Call Options, subject to the terms hereof. For purposes of this Section 3.2, the term "Share Call Price" shall mean, as determined on the date of the applicable Call Notice, (i) in the event of a termination of employment, consultancy or directorship for Cause, the lower of the Original Purchase Price and the Fair Value Price of the Call Shares; (ii) in the event of Voluntary Resignation, (a) with respect to Protected Shares (as defined below) on the date of the occurrence of the event giving rise to the Call Right, the Fair Value Price of such Protected Shares and (b) with respect to Call Shares that are not Protected Shares on such date, the lower of the Fair Value Price and the Original Purchase Price of the Call Shares; and (iii) in the event of Involuntary Termination, death, Disability or Retirement, the greater of the Original Purchase Price and the Fair Value Price of the Call Shares (provided that the unpaid principal amount of such Management Investor's Management Note, if any, shall be reduced by an amount equal to the amount, if any, by which the Original Purchase Price exceeds the Fair Value Price of the Call Shares), such calculations to be made on a per Share basis. On each of the first five annual anniversaries of the Closing, 20% of a Management Investors' Shares acquired at the time of Closing (including shares which are subject to and may be purchased pursuant to Incentive Options and Performance Options granted at the time of Closing) will become "Protected Shares." For purposes of this Section 3.2, the term "Option Call Price" of any Call Options to be purchased pursuant to the exercise of the Call Right shall mean the product of the number of Shares issuable upon exercise of the Management Investor's then-vested Call Options times the difference, if positive (if negative such price shall be equal to zero), between (i) the Share Call Price and (ii) the exercise price of each Call Option.

            (b) The Call Notice shall specify the number of Call Shares and/or Call Options to be purchased and shall contain an offer to purchase the Call Shares and/or Call Options at the applicable Share Call Price or Option Call Price, respectively. The closing of the acquisition by GGS of Call Shares and/or Call Options shall take place at the principal office of GGS as soon as practicable after the date of the Call Notice. At such closing, GGS shall deliver to the Management Investor or such Management Investor's Permitted Transferees, against delivery of Duly Endorsed certificates representing such Call Shares or Call Options, either (i) a certified check or checks in the amount of the applicable Share Call Price and/or Option Call Price, or (ii) a certified check or checks for one-half of the applicable Share Call Price and/or Option Call Price, plus a GGS Note with an original principal amount equal to one-half of the applicable Share Call Price and/or Option Call Price; provided, that GGS may pay (reducing the cash and note portions equally) all or any part of the applicable Share Call Price and/or Option Call Price payable in the event of the exercise of a Call Right by the cancellation of such portion of the indebtedness then outstanding under any Management Note as would be required to be paid to GGS in accordance with the terms of such Management Note if such Management Investor had received cash proceeds from GGS for the whole amount due. Notwithstanding anything to the contrary contained in this Section 3.2(b), to the extent that the payment for the Call Shares and/or Call Options either with cash or through the incurrence of indebtedness pursuant to the issuance of a GGS
Note in the proportions specified above would, at the time of payment or issuance thereof, constitute or cause a material breach or default (immediately or with notice or the lapse of time or both) under any agreement or instrument to which GGS or any of its subsidiaries is a party or by which GGS or any of its subsidiaries or any of their assets are bound or violate any law, statute, order, writ, injunction, decree, judgment, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority applicable to GGS or any of its subsidiaries, GGS shall be permitted to pay for the Call Shares and/or Call Options in such other proportion of cash and notes (which may have maturities longer than three years and which may provide for interest to accrue or be payable in kind rather than cash if necessary to avoid a potential breach or default of any such agreement or instrument, provided that such maturities and interest shall be adjusted only to the minimum extent reasonably necessary to avoid such potential breach or default) as would not cause such a breach or violate any law, statute, order, writ, injunction, decree, judgment, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority applicable to GGS or any of its subsidiaries; provided, further, that in the case of termination of employment, consultancy, or directorship of a Management Investor for Cause, GGS may acquire Call Shares and/or Call Options in any proportion of cash and notes such that the sum of the amount of cash plus the aggregate principal amount of the notes is equal to the product of (x) the applicable Share Call Price and/or Option Call Price and (y) the number of Call Shares and/or Call Options to be purchased, as the case may be.

            (c) In the event GGS is not permitted to or elects not to exercise its Call Rights (in whole or in part) for any reason, then GGS may, but is not obligated to, assign (a "Call Assignment") its Call Rights to the other Management Investors, provided that any purchase by such assignee pursuant to a Call

Assignment shall be for cash or certified check only. In the event GGS elects to assign its Call Rights, it shall provide written notice (an "Assignment Notice") to such Management Investors specifying that such Management Investor may elect to request assignment of all or any portion of the Call Rights from GGS (an "Assignment Request"). Management Investors shall submit an Assignment Request within 30 days of the Assignment Notice specifying the kind and amount of Call Rights that such Management Investor requests be assigned to it. In accepting a Call Assignment, the Management Investor accepts an unconditional obligation to purchase the shares or options subject to the Call Assignment at the applicable Share Call Price or Option Call Price at the closing described below simultaneously upon receiving the Call Assignment. In the event that the Assignment Requests exceed the maximum number of shares or options subject to the Call Assignment, then any Management Investor that submitted an Assignment Request in excess of his proportionate ownership of the outstanding stock and options of GGS held by all Management Investors who submitted Assignment Requests shall have his request reduced up to the extent such request exceeds his pro rata ownership on a pro rata basis based on his respective ownership of the outstanding stock and options of GGS. Such Call Rights shall only be exercisable if the Shares and Nonvoting Shares called pursuant to all such exercises of such Call Rights pursuant to this Section 3.2 (including by GGS and its designees) are for all the related Call Shares. The closing of the acquisition by the Management Investors of Call Shares and/or Call Options (the "Purchasing Management Investors") shall take place at the principal office of GGS on the date GGS or its designee purchases Call Shares pursuant to such Call Rights or, if no such Call Shares are being purchased by GGS or its designee, on the 40th calendar day (provided that such day is a business day; if the 40th day falls on a weekend or holiday, then the closing shall take place on the first business day immediately following such weekend or holiday) after the date of the Assignment Notice. At such closing, the Purchasing Management Investors shall deliver to the selling Management Investor, the selling Management Investor's Estate, or his or her Permitted Transferees, against delivery of Duly Endorsed certificates representing such Call Shares and/or Call Options, a certified check or checks in the amount of the applicable Share Call Price and/or Option Call Price.

            Section 3.3 Reallocation Right. In the event GGS purchases Call Shares, Call Options, Put Shares or Put Options (collectively, the "Repurchased Equity"), then GGS shall have the right, exercisable at the discretion of GGS by delivery of a written notice (the "Resale Notice") within a period of 180 calendar days after the date of the purchase of the Repurchased

Equity (the "Repurchase Period") to offer to sell any or all of the Repurchased Equity at a price per share or per option to be determined by the Compensation Committee for such Repurchased Equity to any employee, director or consultant of GGS or one of its subsidiaries (the "New Management"). GGS shall be able to offer to sell the Repurchased Equity to any or all members of the New Management in the absolute discretion of GGS in consultation with the Compensation Committee.

            Section 3.4 Termination of Put and Call Rights. Notwithstanding anything to the contrary contained herein, no Put Right or Call Right shall be exercisable after an Initial Public Offering.

                                   ARTICLE IV

                              CORPORATE GOVERNANCE

            Section 4.1 Directors. (a) The Stockholders agree and acknowledge that Stonington has the right to nominate all directors of GGS and that, prior to the date hereof, Stonington has appointed to the board of directors of GGS all the individuals who are directors of GGS as of the date hereof. The Stockholders further agree that Stonington shall be entitled to reduce or expand the size of the board of directors and to nominate successors to all directors of GGS. All the Stockholders agree to vote their Shares in favor of the directors nominated pursuant to this Section 4.1. The failure of Stonington to fully exercise its nomination rights shall not constitute a waiver or diminution of such rights, nor shall it prevent Stonington from fully exercising such rights prospectively. Should any of the individuals elected as directors pursuant to this Section 4.1 or who are currently serving as directors be unwilling or unable to serve, or otherwise cease to serve (including by means of removal in accordance with the following sentence), then subject to applicable law Stonington shall be entitled to fill the resulting vacancies on the Board of Directors by nominating or designating any replacement for any director originally nominated by them pursuant to this Section 4.1. Subject to applicable law, if Stonington proposes to remove any director, the Stockholders agree to cooperate in such removal (including voting as Stockholders, if necessary) and any resulting vacancy shall be filled in accordance with the preceding sentence.

            (b) The Board of Directors will have an audit committee and a compensation committee and such other committees as the Board of Directors designates.

            Section 4.2 Voting. The Institutional Investor hereby agrees to vote its Institutional Shares as directed by Stonington.

                                 ARTICLE V

                            REGISTRATION RIGHTS

            Section 5.1 Registration.

            (a) Right to Include Registrable Securities. If GGS at any time proposes to register under the Securities Act any of its equity securities beneficially owned by Stonington (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act and in an underwritten offering, it will each such time promptly give written notice to all Stockholders who beneficially own any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by GGS and of such holders' rights under this Section 5.1 (the "Section 5.1 Notice"); provided that, if, at the time of such proposed registration, any Management Investors (or their Permitted Transferees) are able to sell Registrable Securities owned by them pursuant to Rule 144 under the Securities Act, GGS shall not be required to give a Section 5.1 Notice to such Management Investors (or their Permitted Transferees), and such Management Investors (or their Permitted Transferees) shall not be entitled to any rights under this Section 5.1. GGS will use its reasonable best efforts to include in the proposed registration all Registrable Securities that GGS is requested in writing, within 15 calendar days after the Section 5.1 Notice is given, to register by the Stockholders thereof; provided, however, that (i) if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, GGS shall determine for any reason not to register such equity securities, GGS may, at its election, give written notice of such determination to all Stockholders who beneficially own any Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (ii) in case of a determination by GGS to delay registration of its equity securities, GGS shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

            (b) Registration Rights Upon Request. If GGS at any time proposes to register under the Securities Act any of its equity securities, it will each such time promptly give written notice to Stonington. In addition, GGS, upon the request of Stonington (which must hold at least 10% of the outstanding equity securities of GGS at the time of such request), shall, from time to time, register any reasonable portion of such securities held by Stonington (including in an underwritten offering) and bear all expenses in connection with such offering in a manner consistent with paragraph (c) below and shall enter into such other agreements in furtherance thereof (including with underwriters reasonably acceptable to GGS), and GGS shall provide customary indemnifications in such instances (in a manner consistent with the indemnification provisions of this Article V) to Stonington and any such underwriters.

            (c) Expenses. GGS shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 5.1; provided, however, that each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 5.1.

            (d) Priority in Incidental Registrations. If the managing underwriter for a registration pursuant to this Section 5.1 shall advise GGS in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number (the "Section 5.1 Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to Stonington, GGS shall include in such offering (i) first, all the securities that GGS proposes to register for its own sale, and (ii) second, to the extent that the securities GGS proposes to register are less than the Section 5.1 Sale Number, all Registrable Securities requested to be included by all Stockholders, provided, however, that if the number of such Registrable Securities exceeds the
Section 5.1 Sale Number less the number of securities included pursuant to clause (i) hereof, then the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Stockholders, on the basis of the relative number of shares of such Registrable Securities each such Stockholder has requested to be included in such registration. If, as a result of the proration provisions of this Subsection (d), any Stockholder shall not be entitled to include all Registrable Securities in a registration pursuant to this Section 5.1 that such Stockholder has requested be included, such Stockholder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that such Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Stockholder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

            Section 5.2 Registration Procedures. If and whenever GGS is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article V, GGS will, as soon as practicable:

            (a) prepare and file with the SEC the requisite registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that GGS may discontinue or delay any registration of securities that is being effected pursuant to Section 5.1 at any time prior to the effective date of the registration statement relating thereto;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as GGS shall deem appropriate and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;

            (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

            (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities representing more than 15% of the total number of securities covered by such registration statement or any managing underwriter shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable such seller and each managing underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities owned by such seller; provided, however, that neither GGS nor any of its subsidiaries shall for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

            (e) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of GGS's becoming aware that the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (f) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar equity securities issued by GGS are then listed or eligible for listing, if the listing of such securities is then permitted under the rules of such exchange;

            (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of its first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (h) enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by GGS, provisions regarding the delivery of opinions of counsel for GGS and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (the sellers of Registrable Securities which are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, GGS to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities);

            (i) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

            (j) upon receipt of such confidentiality agreements as GGS may reasonably request, make available for inspection by any seller of such Registrable Securities covered by such registration statement and by any attorney, accountant or other agent retained by any such seller, all pertinent financial and other records, pertinent corporate documents and properties of GGS and its subsidiaries, and cause all of GGS's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with such registration statement; and

            (k) permit any beneficial owner of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of GGS, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to GGS in writing, that in the judgment of such holder, as aforesaid, should be included.

            GGS may require each seller of Registrable Securities as to which any registration is being effected to furnish GGS such information regarding such seller and the distribution of such securities as GGS may from time to time reasonably request in writing. GGS shall not be required to register or qualify any Registrable Securities covered by such registration statement under any state securities, or "blue sky," laws of such jurisdictions other than as it deems necessary in connection with its chosen method of distribution or to take any other actions or do any other things other than those it deems necessary or advisable to consummate such distribution, and GGS shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

            Each beneficial owner of Registrable Securities agrees that upon receipt of any notice from GGS of the happening of any event of the kind described in clause (d) of this Section 5.2, such beneficial owner will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such beneficial owner's receipt of the copies of the supplemented or amended prospectus contemplated by clause (d) of this Section 5.2, and, if so directed by GGS, such beneficial owner will deliver to GGS (at GGS's expense) all copies, other than permanent file copies then in such beneficial owner's possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement.

            Section 5.3 Indemnification.

            (a) Indemnification by GGS. In the event of any registration of any securities of GGS under the Securities Act pursuant to Section 5.1, GGS will, and hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors and officers or general and limited partners (and the directors and officers thereof), and each other Person, if any, who controls such seller within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with GGS's consent, which consent shall not be unreasonably withheld) to which such seller, any such director or officer or general or limited partner or any such controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) any violation by GGS of any federal, state or common law rule or regulation applicable to

GGS and relating to action required of or inaction by GGS in connection with any such registration, and GGS will reimburse such seller and each such director, officer, general or limited partner, and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that GGS shall not be liable to any such seller or any such director, officer, general or limited partner, or controlling Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to GGS by or on behalf of any such seller or any such director, officer, general or limited partner, or controlling Person, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any director, officer, general or limited partner or controlling Person and shall survive the transfer of such securities by such seller.

            (b) Indemnification by the Sellers. GGS may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 5.1, that GGS shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in Subsection (a)) GGS and its directors and officers and each Person controlling GGS within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to GGS or its representatives by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of GGS or any of the prospective sellers or any of their respective directors, officers, general or limited partners or controlling Persons and shall survive the transfer of such securities by such seller. GGS shall use its best efforts to provide that the indemnification obligation of any Stockholder does not exceed the net proceeds to the Stockholder in such underwritten offering.

            (c) Notices of Claims, Etc. As soon as possible after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 5.3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5.3 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; and provided further that the sellers and their respective officers, directors, general and limited partners and controlling Persons or GGS and its officers, directors and controlling Persons, as the case may be, shall have the right to employ one counsel to represent such indemnified parties if, in such indemnified parties' reasonable judgment, a conflict of interest between the indemnified parties and the indemnifying parties exists in respect of such claim, and in that event the fees and expenses of such separate counsel (not to exceed one such firm and local counsel, if necessary) shall be paid by the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

            (d) Contribution. If the indemnification provided for in this
Section 5.3 is unavailable or insufficient to hold harmless an indemnified party under Subsection (a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Subsection (a) or (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue or alleged untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Subsection
(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Subsection (c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this Subsection (d) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Subsection (c) has not been given with respect to such action; provided that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this Subsection (d), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this Subsection (d) to the contrary, no indemnifying party (other than GGS) shall be required pursuant to this Subsection (d) to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

            Section 5.4 Holdback Agreement. If requested in writing by GGS or the underwriter, if any, of any offering affording Stockholders registration rights pursuant to Section 5.1, each Stockholder beneficially owning securities of GGS representing or convertible into or exchangeable or exercisable for, in the aggregate, more than 1% of the common equity of GGS then outstanding agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any other equity security of GGS or of any security convertible into or exchangeable or exercisable for any equity security of GGS (in each case, other than as part of such underwritten public offering) within 14 days before or 120 days after the effective date of a registration statement affording Stockholders registration rights pursuant to
Section 5.1, and GGS hereby also so agrees and agrees to cause other holders of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of GGS purchased from GGS (at any time other than in a public offering) to so agree.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1 Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

            Section 6.2 No Right of Employment; Expiration of Consulting Arrangements. Neither this Agreement nor any purchase or sale of Management Shares pursuant hereto shall create, or be construed or deemed to create, any right of employment in favor of any person by GGS or any of its subsidiaries. Expiration of a consulting arrangement without the prior termination thereof shall not be deemed a termination of such arrangement for purposes of this Agreement.

            Section 6.3 Recapitalizations, Exchanges, Etc. Affecting Shares. The provisions of this Agreement regarding Shares and Nonvoting Shares shall apply to any and all shares of capital stock of GGS or any successor or assign of GGS


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(whether by merger, consolidation, sale of assets, reorganization or otherwise)
which may be issued in respect of, in exchange for, or in substitution of the Shares or Nonvoting Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation, or otherwise. The provisions of this Agreement regarding Shares and Nonvoting Shares shall also apply to any and all shares of any subsidiary of GGS which are distributed to the stockholders of GGS pursuant to a plan to spin-off such subsidiary. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted. Subject only to the provisions of the preceding sentence, nothing contained in this Agreement shall prohibit or restrict GGS from taking any corporate action, including, without limitation, declaring any dividend (whether in cash or stock) or engaging in any corporate transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

            Section 6.4 Waiver and Amendment. Any party hereto may waive its rights under this Agreement at any time, and GGS may waive its rights under this Agreement with respect to any Stockholder or group of Stockholders at any time, and no such waiver shall operate to waive GGS's rights under this Agreement with respect to any other Stockholder or group of Stockholders. Any agreement on the part of any such party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. This Agreement may be amended only by a written instrument signed by (i) GGS, (ii) Stonington and (iii) Management Investors beneficially owning a majority of the then outstanding Management Shares; provided that any amendment that adversely affects the rights of the Institutional Investor shall be of no force or effect unless the Institutional Investor shall have consented in writing thereto; provided further that Schedule 1 may be amended by GGS (without any additional consent or agreement of any other party hereto) to add parties who become holders of stock, options or other securities of GGS (including Management Purchasers purchasing Shares or Nonvoting Shares in accordance with Section 2.3) and such persons or entities may thereby become signatories hereto. Stockholders shall be bound from and after the date of the receipt of a written notice from GGS setting forth such amendment or waiver by any consent authorized by this Section 6.4, whether or not Shares shall have been marked to indicate such consent.

            Section 6.5 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Management Investor for federal income tax purposes with respect to any Management Shares (or any options to acquire Management Shares), such Management Investor shall pay to


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

GGS, or make arrangements satisfactory to GGS regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of GGS hereunder shall be conditional on such payment or arrangements, and GGS shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Management Investor.

            Section 6.6 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally, or when deposited in the mail if sent by registered or certified mail, return receipt requested, postage prepaid and when received if delivered otherwise, to the party to whom it is directed:

            (a)  If to GGS, to:

                  GGS Holdings, Inc.
                  c/o Stonington Partners, Inc.
                  767 Fifth Avenue
                  48th Floor
                  New York, New York  10153
                  Attn:  Alexis P. Michas
                  Telecopy No.:  (212) 339-8585

            with copies to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attn:  Andrew R. Brownstein, Esq.
                  Telecopy No.:  (212) 403-2000

            (b) If to any of the Management Investors, to the address of such Management Investor as shown in the stock record book of GGS

            (c) If to Stonington, to the address of Stonington as shown in the stock record book of GGS

            (d) If to the Institutional Investor, to the address of the Institutional Investor as shown in the stock record book of GGS or as from time to time designated by the Institutional Investor in writing to GGS


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

            with copies to:

                  Stonington Partners, Inc.
                  767 Fifth Avenue
                  48th Floor
                  New York, New York  10153
                  Attn:  Alexis P. Michas
                  Telecopy No.:  (212) 339-8585

or at such other address as the parties hereto shall have specified by notice in writing to the other parties.

            Section 6.7 Applicable Law and Time of Essence. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to the application of principles of conflicts of law. Time shall be of the essence of this Agreement and of every part thereof.

            Section 6.8 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Management Stock Subscription Agreement, the Institutional Stock Subscription Agreement, the Stonington Stock Subscription Agreement, the Stock Pledge Agreements, the Management Notes, the Management Stock Incentive Plan, the Incentive Option Agreements, the Performance Option Agreements and the Restricted Stock Agreements. It is understood that each employee of GGS who is granted an option or Restricted Stock pursuant to the Management Stock Incentive Plan shall be deemed a Management Investor hereunder. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter other than such agreements and understandings set forth in the Management Stock Subscription Agreement, the Institutional Stock Subscription Agreement, the Stonington Stock Subscription Agreement, the Stock Pledge Agreements, the Management Notes, the Management Stock Incentive Plan, the Incentive Option Agreements, the Performance Option Agreements and the Restricted Stock Agreements.

            Section 6.9 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, (i) words of any gender shall be deemed to include


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

each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; and (iii) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement.

            Section 6.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            Section 6.11 Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and transferees except to the extent that the terms of this Agreement limit or otherwise restrict the transferability of any rights or obligations hereunder.

            Section 6.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            Section 6.13 Termination. This Agreement shall terminate, and thereby become null and void, on the tenth anniversary of the date hereof; provided, however, that the provisions of Section 5.3 hereof shall survive the termination of this Agreement.

            Section 6.14 Community Property States. Each Management Investor who is a natural person and whose Management Shares or options or rights under this Agreement would be subject to the community property laws of any state hereby represents that such Management Investor's spouse has duly executed the Consent of Spouse attached hereto and such Consent was delivered to GGS along with such Management Investor's signature page hereto.


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